UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 14, 2022

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Corning Natural Gas Holding Corporation (“Corning”) entered into change in control agreements with Matthew J. Cook (the company’s senior vice president and chief operations officer) and Russell S. Miller (the company’s senior vice president and chief information officer) in 2017. Messrs Cook and Miller’s change in control agreements would have expired pursuant to their terms on May 1 of this year, and on January 14, 2022 Corning entered into amendments of their change in control agreements extending the termination date by three years. Also on January 14, Corning entered into a change in control agreement with Julie A. Lewis, the company’s corporate secretary. Messrs Cook and Miller’s amended change in control agreements and Ms. Lewis’ change in control agreement are summarized below. The amendments and the change in control agreement are filed as exhibits to this Current Report on Form 8-K. The description below is qualified in its entirety by reference to the full text of the agreements.

Under each change in control agreement, upon termination of the executive’s employment with Corning within twelve months following a “change in control” (as defined in the agreements), unless termination is because of the executive’s death, or by the company for “cause” or “disability” (each as defined in the agreements) or by the executive other than for “good reason” (as defined in the agreements), Corning will be required to pay to the executive the following: (i) the executive’s full salary through the date of termination and all other unpaid amounts to which the executive is entitled as of the date of termination under any plan or other arrangement of Corning, at the time such payments are due (and in any event within 90 days after the executive’s separation of service from the company); and (ii) an amount equal to the executive’s annualized includable compensation for the base period (within the meaning of Section 280G of the tax code), subject to reduction if the payment is or will be subject to the excise tax imposed by Section 4999 of the tax code, which payment must be made in a lump sum within 90 days after the executive’s separation from service. The executives are not required to mitigate the amount of any payment under the change in control agreements by seeking employment or otherwise. The change in control agreements will terminate on the first to occur of: (i) termination of the executive’s employment with Corning prior to a change in control; (ii) one year from the date of a change in control; or (iii) May 1, 2025, but only if no change in control has occurred as of that date.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Form of Amendment to Change in Control Agreement dated January 14, 2022 between Corning Natural Gas Holding Corporation and each of Matthew J. Cook and Russell S. Miller

Exhibit 10.2 Change in Control Agreement dated January 14, 2022 between Corning Natural Gas Holding Corporation and Julie A. Lewis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

/s/ Charles A. Lenns
By Charles A Lenns, Chief Financial Officer

Dated: January 14, 2022

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